Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics Inc. Caitlin Stefanik (518) 795-1418 cstefanik@angiodynamics.com	FTI Consulting Jim Polson (312) 553-6730 Jim.Polson@fticonsulting.com, Kotaro Yoshida (212) 850-5690 Kotaro.Yoshida@fticonsulting.com	FTI Consulting Kimberly Ha (212) 850-5612 kimberly.ha@fticonsulting.com

AngioDynamics Reports Fiscal 2016 Fourth Quarter and Full Year Results

•	Q4 Net sales of $93.4 million, up 3% year-over-year
•	Q4 GAAP loss per share of $1.21, inclusive of a one-time tax asset write down of $40.1 million; Non-GAAP adjusted EPS of $0.19, up 37% year-over-year
•	Q4 Operating cash generation of $18.5 million
•	FY2017 revenue guidance set at $355-$360 million, adjusted EPS of $0.62-$0.65

ALBANY, N.Y., (July 13, 2016) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported fourth quarter and full year financial results the 2016 fiscal year ended May 31, 2016.

“Our fourth quarter results reflect a solid quarter of revenue and adjusted EPS growth driven primarily by outperformance in our Peripheral Vascular business, which saw a 10% increase over the prior year period,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “The Peripheral Vascular business growth was driven by the successful launch of Asclera, as well as opportunities created by the recent Cook Medical recall. We also drove strong free cash flow generation during the quarter of $18.1 million, which was primarily attributable to improved inventory management.”

Clemmer continued, “In addition to ensuring that we delivered solid fourth quarter financial results, during my first quarter with AngioDynamics I have spent a significant amount of time focusing on a plan that will increase our operating efficiency, facilitate investment in areas where we have a competitive advantage and bring products to market that improve patient outcomes and reduce costs to the health system. As we move in to 2017 fiscal year, this focus on execution, excellence and innovation will enable us to build upon our recent momentum and put us on a pathway to sustainable and profitable growth.”

Fourth Quarter 2016 Financial Results
Net sales for the fiscal fourth quarter were $93.4 million, an increase of 3% compared with $90.9 million a year ago. On a constant currency basis, sales were also up 3% compared to the fourth quarter last year.

The following comparisons exclude the BSC supply agreement.

Peripheral Vascular net sales in the fourth quarter were $54.8 million compared to $49.8 million in the fiscal year 2015 fourth quarter. Vascular Access net sales were $24.8 million compared to $27.1 million a year ago. Oncology/Surgery net sales were $13.0 million compared to $13.0 million in the prior year’s fourth quarter. Overall, net sales in the U.S. were $75.0 million compared to $72.0 million in the 2015 fiscal year fourth quarter. International net sales were $17.6 million, down 2% from $17.9 million a year ago. On a constant currency basis, international sales declined by 1%.

The Company recorded a net loss of $44.0 million, or $1.21 on a per share basis, driven by a one-time long-term deferred tax asset write down as well as an inventory write-off related to a change in direction to the Celerity product line. In the fourth quarter of fiscal 2015, the Company recorded a net loss of $0.8 million, or $0.02 per share. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $6.8 million, or $0.19 per share, compared to adjusted net income of $5.0 million, or $0.14 per share, from the year ago fourth quarter.

Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $13.9 million, or $0.38 per share, compared to $13.2 million, or $0.36 per share, in the year ago comparable period.

In the fourth quarter, the Company generated $18.5 million in operating cash flow. At May 31, 2016, cash and investments were $34.0 million and debt was $121.4 million.

Twelve Months Financial Results
For the twelve months ended May 31, 2016, net sales were $353.7 million compared to the $357.0 million reported a year ago. The Company recorded a loss of $44.5 million, or $1.23 per share, compared to a net loss of $3.3 million, or $0.09 per share, reported a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $21.2 million, or $0.58 per share, compared to adjusted net income of $21.2 million, or $0.58 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $53.2 million, or $1.46 per share, compared to $56.7 million, or $1.56 per share, in the year ago period.

Recent Events
•
The Peripheral Vascular segment had a solid quarter with double digit year-over-year sales growth. The segment was positively impacted by increased demand resulting from the recent product recall by Cook Medical.

•	The company successfully launched Asclera for the treatment of uncomplicated spider and uncomplicated reticular (small varicose) veins.

•	The Vascular Access business saw increased BioFlo Midline sales during the quarter, highlighting the improved outcomes for patients and cost savings for the healthcare system.

•	The company received clearance by Chinese regulators during the fourth quarter for NanoKnife applicators.

Fiscal Year 2017 and First Quarter Financial Guidance
The Company announced its FY2017 net sales guidance of $355 to $360 million and adjusted earnings per share (EPS) of $0.62 to $0.65. The Company expects first quarter net sales to be in the range of $84 to $87 million and adjusted EPS of $0.11 to $0.14. The company announced FY2017 free cash flow guidance of greater than $30 million.

Conference Call
AngioDynamics will host a conference call today at 8:00am ET to discuss its fourth quarter and full year results. To participate in the live call by telephone, please call 888-504-7953 and reference the Conference ID: 7684613. In addition, a live webcast and archived replay of the call will be available at investors.angiodynamics.com. To access the live webcast, please go to the website 15-minutes prior its start to register, download and install the necessary software.

Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted sales growth; adjusted EBITDA (income before interest, taxes, depreciation and amortization); adjusted gross profit; adjusted net income and adjusted earnings per share. Additionally, this press release evaluates results on a constant currency basis. As a non-GAAP measure, constant currency excludes the impact of foreign currency exchange rate fluctuations. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics
AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics' diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at AngioDynamics.com.

Trademarks
AngioDynamics, the AngioDynamics logo and NanoKnife are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary. Asclera is a registered trademark of Chemische Fabrik Kreussler & Co. GmbH.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2015 and its quarterly reports on Form 10-Q for the fiscal period ended August 31, 2015, November 30, 2015 and February 29, 2016. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net sales	$93,369	$90,897	$353,690	$356,974
Cost of sales	51,892	45,340	179,721	180,085
Gross profit	41,477	45,557	173,969	176,889
% of net sales	44.4%	50.1%	49.2%	49.6%

Operating expenses
Research and development	6,937	7,289	25,126	26,931
Sales and marketing	21,191	20,730	84,911	82,571
General and administrative	6,906	7,658	29,206	29,871
Amortization of intangibles	4,762	4,730	18,118	17,912
Change in fair value of contingent consideration	318	430	948	(8,196)
Acquisition, restructuring and other items, net	3,493	2,855	12,591	26,600
Medical device excise tax	-	1,037	2,416	4,142
Total operating expenses	43,607	44,729	173,316	179,831
Operating income (loss)	(2,130)	828	653	(2,942)
Other income (expense), net	(1,835)	(1,095)	(5,008)	(5,057)
Income (loss) before income taxes	(3,965)	(267)	(4,355)	(7,999)
Income tax expense (benefit)	39,997	547	40,096	(4,731)
Net income (loss)	$(43,962)	$(814)	$(44,451)	$(3,268)

Earnings (loss) per share
Basic	$(1.21)	$(0.02)	$(1.23)	$(0.09)
Diluted	$(1.21)	$(0.02)	$(1.23)	$(0.09)

Weighted average shares outstanding
Basic	36,242	35,918	36,161	35,683
Diluted	36,242	35,918	36,161	35,683

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit
	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Gross profit	$41,477	$45,557	$173,969	$176,889

Recall expenses included in cost of sales	-	(202)	(92)	4,795
Inventory charge included in cost of sales	5,940	-	5,940	-
Adjusted gross profit	$47,417	$45,355	$179,817	$181,684
Adjusted gross profit % of sales	50.8%	49.9%	50.8%	50.9%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:
	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net income (loss)	$(43,962)	$(814)	$(44,451)	$(3,268)

Recall expenses included in cost of sales	-	(202)	(92)	4,795
Inventory charge included in cost of sales	5,940	-	5,940	-
Amortization of intangibles	4,762	4,730	18,118	17,912
Change in fair value of contingent consideration	318	430	948	(8,196)
Fixed and intangible asset impairments	-	-	-	9,074
Indefinite-lived intangible asset impairment	-	-	-	6,400
Acquisition, restructuring and other items, net (1)	3,493	2,855	12,591	11,126
Tax effect of non-GAAP items (2)	36,200	(2,041)	28,162	(16,651)
Adjusted net income	$6,751	$4,958	$21,216	$21,192

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:
	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$(1.21)	$(0.02)	$(1.23)	$(0.09)

Recall expenses included in cost of sales	-	(0.01)	(0.00)	0.13
Inventory charge included in cost of sales	0.16	-	0.16	-
Amortization of intangibles	0.13	0.13	0.50	0.49
Change in fair value of contingent consideration	0.01	0.01	0.03	(0.23)
Fixed and intangible asset impairments	-	-	-	0.25
Indefinite-lived intangible asset impairment	-	-	-	0.18
Acquisition, restructuring and other items, net (1)	0.10	0.08	0.35	0.31
Tax effect of non-GAAP items (2)	0.99	(0.06)	0.77	(0.46)
Adjusted diluted earnings per share	$0.19	$0.14	$0.58	$0.58

Adjusted diluted sharecount	36,391	36,616	36,372	36,359

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, debt refinancings, litigation, and other items.
(2) Represents the net tax effect of non-GAAP adjustments.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to Adjusted EBITDA:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net income (loss)	$(43,962)	$(814)	$(44,451)	$(3,268)

Income tax expense (benefit)	39,997	547	40,096	(4,731)
Other income (expense), net	1,835	1,095	5,008	5,057
Depreciation and amortization	6,860	7,582	27,900	29,956
Recall expenses included in cost of sales	-	(202)	(92)	4,795
Inventory charge included in cost of sales	5,940	-	5,940	-
Change in fair value of contingent consideration	318	430	948	(8,196)
Fixed and intangible asset impairments	-	-	-	9,074
Indefinite-lived intangible asset impairment	-	-	-	6,400
Acquisition, restructuring and other items, net (1,2)	3,493	2,478	11,590	9,619
Credit card fees	689	512	2,980	1,948
Stock-based compensation	(1,260)	1,609	3,240	5,998
Adjusted EBITDA	$13,910	$13,237	$53,159	$56,652

Per diluted share:
Adjusted EBITDA	$0.38	$0.36	$1.46	$1.56

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, debt refinancings, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Twelve months ended
				Currency	Constant				Currency	Constant
	May 31,	May 31,	%	Impact	Currency	May 31,	May 31,	%	Impact	Currency
	2016	2015	Growth	(Pos) Neg	Growth	2016	2015	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$54,837	$49,837	10%			$202,780	$192,833	5%
Vascular Access	24,799	27,081	-8%			99,375	107,874	-8%
Oncology/Surgery	12,989	13,028	0%			48,695	52,090	-7%
Total Excluding Supply Agreement	92,625	89,946	3%	0%	3%	350,850	352,797	-1%	1%	0%
Supply Agreement	744	951	-22%	0%	-22%	2,840	4,177	-32%	0%	-32%
Total	$93,369	$90,897	3%	0%	3%	$353,690	$356,974	-1%	1%	0%
	0	0				0	0

Net Sales by Geography
United States	$74,990	$72,003	4%	0%	4%	$283,519	$280,851	1%	0%	1%
International	17,635	17,943	-2%	1%	-1%	67,331	71,946	-6%	3%	-3%
Supply Agreement	744	951	-22%	0%	-22%	2,840	4,177	-32%	0%	-32%
Total	$93,369	$90,897	3%	0%	3%	$353,690	$356,974	-1%	1%	0%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31,	May 31,
	2016	2015
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$32,333	$18,391
Marketable securities	1,653	1,689
Total cash and investments	33,986	20,080

Accounts receivable, net	52,867	58,428
Inventories	55,370	67,388
Prepaid income taxes	788	770
Prepaid expenses and other	3,243	4,783
Total current assets	146,254	151,449

Property, plant and equipment, net	48,284	54,560
Other non-current assets	4,696	5,288
Intangible assets, net	167,577	181,806
Goodwill	361,252	361,252
Deferred income taxes, long-term	-	19,268
Total Assets	$728,063	$773,623

Liabilities and Stockholders' Equity
Accounts payable	$15,616	$23,668
Accrued liabilities	22,265	18,331
Income taxes payable	46	439
Current portion of long-term debt	16,250	8,750
Current portion of contingent consideration	12,919	9,969
Total current liabilities	67,096	61,157
Long-term debt, net of current portion	105,160	128,910
Deferred income taxes, long-term	21,683	1,119
Contingent consideration, net of current portion	25,356	37,415
Other long-term liabilities	1,741	-
Total Liabilities	221,036	228,601

Stockholders' equity	507,027	545,022
Total Liabilities and Stockholders' Equity	$728,063	$773,623

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$(43,962)	$(814)	$(44,451)	$(3,268)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,980	7,716	28,379	30,492
Stock-based compensation	(1,260)	1,609	3,240	5,998
Change in fair value of contingent consideration	318	430	948	(8,196)
Fixed and intangible asset impairments and disposals	131	193	806	9,381
Indefinite-lived intangible asset impairment	384	-	384	6,400
Deferred income taxes	40,115	(973)	39,742	(5,111)
Change in accounts receivable allowance	1,022	790	2,377	1,448
Other	827	104	827	34
Changes in operating assets and liabilities, net of acquisitions:
Receivables	639	(1,440)	3,131	2,095
Inventories	10,519	1,322	11,976	(6,154)
Prepaid and other assets	1,494	1,319	1,253	(1,000)
Accounts payable and accrued liabilities	1,337	551	(3,396)	(5,877)
Net cash provided by (used in) operating activities	18,544	10,807	45,216	26,242

Cash flows from investing activities:
Additions to property, plant and equipment	(431)	(902)	(2,326)	(11,940)
Acquisition of warrants	-	-	(2,000)	-
Acquisition of intangible assets	(3,250)	(349)	(3,268)	(1,353)
Other cash flows from investing activities	-	-	25	-
Net cash provided by (used in) investing activities	(3,681)	(1,251)	(7,569)	(13,293)

Cash flows from financing activities:
Repayment of long-term debt	(5,000)	(11,250)	(16,250)	(20,000)
Proceeds from issuance of long-term debt and revolver borrowings	-	-	-	15,000
Payment of Contingent Consideration	-	-	(9,850)	(11,222)
Proceeds from exercise of stock options and ESPP	504	144	2,437	5,757
Net cash provided by (used in) financing activities	(4,496)	(11,106)	(23,663)	(10,465)

Effect of exchange rate changes on cash	69	237	(42)	(198)
Increase (Decrease) in cash and cash equivalents	10,436	(1,313)	13,942	2,286

Cash and cash equivalents
Beginning of period	21,897	19,704	18,391	16,105
End of period	$32,333	$18,391	$32,333	$18,391